Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AGREEMENT

THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (the “Agreement”) is made this 11th day of March, 2019, by and between Floor and Decor Outlets of America, Inc., a Delaware corporation (“Operating Company”), Floor & Decor Holdings, Inc., a Delaware corporation (“Holdings” and, together with the Operating Company, the “Company”), and George Vincent West, the undersigned individual (“Consultant”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, parties hereby agree as follows:

1. Consulting Fee. The Consulting Fee referenced in Section 4(a) of the Agreement is hereby amended to the annual rate of $100,000, effective January 1, 2019.

2. Miscellaneous. This Amendment may be executed in counterparts, all of which shall constitute a single agreement, and may be executed and/or delivered via electronic means (via .PDF).  Except as modified by this Amendment, the Agreement and all terms, conditions, covenants and agreements thereof shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

FLOOR AND DECOR OUTLETS OF AMERICA, INC., a Delaware corporation

By:/s/ David V. Christopherson

Name:  David V. Christopherson

Title:    Executive Vice President & General Counsel

FLOOR & DECOR HOLDINGS, INC., a Delaware corporation

By:/s/ David V. Christopherson

Name:  David V. Christopherson

Title:    Executive Vice President & General Counsel

GEORGE VINCENT WEST

/s/ George Vincent West

7260/29169-012 CURRENT/102162039v1